TAUBMAN CENTERS, INC.

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

DEFERRAL ELECTION FORM

Director Name:
For Calendar Year:

1.            Deferral Election. Subject to the terms of the Taubman Centers, Inc. Non-Employee Director Deferred Compensation Plan (the “Plan”), you may defer until the termination of your service on the Taubman Centers, Inc. (the “Company”) Board of Directors (the “Board”) any portion up to 100% of your annual retainer fee for the calendar year set forth above (the “Calendar Year”) for your service as a member of the Board, including the portion of your retainer fee that would otherwise be paid in stock under the Taubman Centers, Inc. Non-Employee Director Stock Grant Plan. Deferrals of less than 100% of your annual retainer fee will be made first from the cash portion of your retainer fee and then from the portion that would otherwise be paid in stock under the Taubman Centers, Inc. Non-Employee Director Stock Grant Plan. To defer the payment, you must sign this election form no later than the December 31 preceding the Calendar Year (or if later, 30 days after you first become eligible for the Plan) and return it to the Board’s Nominating and Corporate Governance Committee (the “Committee”). This option to defer is your choice. If you choose not to defer, or you do not complete this form by the deadline, your annual retainer fee will be paid in cash, or in stock under the Taubman Centers, Inc. Non-Employee Director Stock Grant Plan, as applicable, at the regularly scheduled payment dates. Please complete this form only if you wish to defer payment.

2.            Deferral Account, Dividends and Payment. Once you have made an election to defer, you will not receive or have access to the amounts deferred until your service on the Board has terminated or until the occurrence of a change in control event, as defined in the Plan. An account will be established for you that will be credited with the number of whole and fractional Restricted Stock Units (“RSUs”) equal to the amount deferred divided by the fair market value of the Company common stock on the business day immediately prior to the date your annual retainer fee would otherwise have been paid. When the Company pays cash dividends on its common stock, your account will also be credited with additional whole and fractional RSUs equal to the dividend on a single share multiplied by the number of RSUs in your account on the record date of the dividend payment, divided by the fair market value of a single share of the common stock on the business day immediately before the record date of the dividend payment. As soon as practicable following the termination of your service on the Board or on the occurrence of a change in control event, the Company will issue to you the number of shares of common stock equal to the number of whole RSUs credited to your account, with any remaining fractional RSU paid in cash.

3.            Your Rights. This deferral election does not entitle you to any ownership interest in any actual shares of common stock unless and until such shares are issued to you pursuant to the terms of the Plan.

4.            Beneficiary Designation. You may, at any time, designate a beneficiary or beneficiaries to whom payment of your RSUs under the Plan will be made in the event of your death. Beneficiary designation forms are available from the Committee.

5.            Registration. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the shares of common stock subject to this deferral election. The Company intends to maintain this registration but has no obligation to do so. If the registration ceases to be effective, you will not be able to transfer or sell shares issued to you pursuant to the Plan unless exemptions from registration under applicable securities laws are available. Such exemptions from registration are very limited and might be unavailable. You agree that any resale by you of the shares of common stock issued pursuant to this deferral election will comply in all respects with the requirements of all applicable securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the respective rules and regulations promulgated thereunder) and any other law, rule, or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time. The Company will not be obligated to either issue the shares or permit the resale of any shares if such issuance or resale would violate any such requirements.

6.            Acknowledgment. By signing this deferral election form, you accept and agree to the terms of this deferral election and of the Plan, acknowledge receipt of a copy of the Plan, and acknowledge that you have read all these documents carefully and understand their contents.

This deferral election will not become effective unless it is received by the Company, fully completed and signed on or before the December 31 preceding the Calendar Year, (or if later, 30 days after you first become eligible for the Plan). Your deferral election may not be changed or revoked after this deadline and applies only to retainer fees earned and paid after you make the election.

I hereby elect to defer ____% of my annual retainer fee for the Calendar Year paid following this election for my services as a member of the Board; this election becomes irrevocable on January 1 of the Calendar Year (or if later, the date I first become eligible for the Plan).

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Date Received by the Company

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Director Signature

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Date

If you do not wish to defer any of your annual retainer fee for serving on the Board of Directors, do not complete this form.

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